Exhibit 10.13

FOURTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fourteenth Amendment to Loan and Security Agreement (this “Amendment”), dated as of March 18, 2016, is between BANK OF AMERICA, N.A., a national banking association (“Lender”) and LAPOLLA INDUSTRIES, INC., a Delaware corporation (“Borrower”).

RECITALS

A.    Lender and Borrower are parties to that certain Loan and Security Agreement, dated as of August 31, 2010 (as amended by: (i) that certain First Amendment to Loan and Security Agreement, dated as of August 31, 2010; (ii) that certain Second Amendment to Loan and Security Agreement, dated as of March 14, 2011; (iii) that certain Third Amendment to Loan and Security Agreement, dated as of May 11, 2011; (iv) that certain Fourth Amendment to Loan and Security Agreement, dated as of August 17, 2011; (v) that certain Fifth Amendment to Loan and Security Agreement, dated as of November 18, 2011; (vi) that certain Sixth Amendment to Loan and Security Agreement, dated as of April 12, 2012; (vii) that certain Seventh Amendment to Loan and Security Agreement, dated as of June 29, 2012; (viii) Eighth Amendment to Loan and Security Agreement, dated as of November 15, 2012; (ix) that certain Ninth Amendment to Loan and Security Agreement, dated as of March 31, 2013; (x) that certain Tenth Amendment to Loan and Security Agreement, dated as of December 10, 2013; (xi) that certain Eleventh Amendment to Loan and Security Agreement, effective as of August 31, 2014; (xii) that certain Twelfth Amendment to Loan and Security Agreement, effective as of January 23, 2015; and (xiii) that certain Thirteenth Amendment to Loan and Security Agreement, effective as of May 29, 2015, the “Loan Agreement”).

B.    Lender and Borrower desire to amend the Loan Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
Definitions

Section 1.1    Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same definitions assigned to such terms in the Loan Agreement, as amended hereby.

ARTICLE II
Amendments to the Loan Agreement

Section 2.1    Amendments to Loan Agreement.

(a)    Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions set forth below in their entirety and replacing them, respectively, as follows:

“Applicable Margin: with respect to any Type of Loan, means, as of any date of determination, the applicable margin set forth in the following table that corresponds to the Fixed Charge Coverage Ratio of Borrower for the most recently completed month; provided, that the Applicable Margin, effective as of the Fourteenth Amendment Effective Date, through and including March 31, 2016, shall be set at Level I:

Level	Fixed Charge Coverage Ratio	Base Rate Revolver Loans and UK Base Rate Revolver Loans	LIBOR Revolver Loans
I	>1.5x	1.25%	2.25%
II	1.2x-1.5x	1.50%	2.50%
III	<1.2x	1.75%	2.75%

The Applicable Margin shall be re-determined as of the first day of each month occurring after the month in which delivery by Borrower of a Compliance Certificate to Lender pursuant to and in accordance with Section 10.1.2(c), is made; provided, that if Borrower fails to deliver such Compliance Certificate to Lender in accordance with Section 10.1.2(c) in any given month, the Applicable Margin shall be set at Level III.”

“Availability Reserve: the sum (without duplication) of (a) the Basic Reserve plus (b) the Inventory Reserve plus (c) the Rent and Charges Reserve plus (d) the LC Reserve plus (e) the Bank Product Reserve plus (f) UK Priority Payable Reserve plus (g) all accrued Royalties, whether or not then due and payable by a Borrower plus (h) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Lender’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom) plus (i) such additional reserves, in such amounts and with respect to such matters, as Lender in its discretion may elect to impose from time to time.”

“Basic Reserve: an amount, determined as of any day, equal to $0.”

“Guarantors: each Person who guarantees payment or performance of any Obligations, and Guarantor means any of the foregoing.”

“Inventory Formula Amount: (a) prior to the date of Lender’s receipt of an Inventory appraisal performed by a firm acceptable to Lender, in its sole discretion, the least of: (i) 55% of the Value of Eligible Inventory, or (ii) $6,000,000, and (b) from and after the date of Lender’s receipt of an Inventory appraisal performed by a firm acceptable to Lender, in its sole discretion, the least of: (i) 65% of the Value of Eligible Inventory, (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory, or (iii) $6,000,000.”

“Revolver Commitment: Lender’s obligation to make Revolving Loans and to issue Letters of Credit in an amount up to $12,000,000 in the aggregate.”

“Revolver Termination Date: the earlier to occur of (a) March 31, 2019 or (b) 90 days prior to the maturity date of the New Subordinated Term Debt.”
(b)    The following definitions are hereby inserted into Section 1.1 of the Loan Agreement in a manner that maintains alphabetical order:

“Applicable Unused Line Fee Percentage: means, as of any date of determination, the applicable percentage set forth in the following table that corresponds to the amount by which the Revolver Commitment exceeds the average daily balance of Revolver Loans and stated amount of Letters of Credit for the most recently completed month, as determined by Lender in its reasonable discretion; provided, that for the period from and after the Fourteenth Amendment Effective Date, through and including March 31, 2016, the Applicable Unused Line Fee Percentage shall be set at $0.25%:

Amount by which the Revolver Commitment exceeds the average daily balance of Revolver Loans and stated amount of Letters of Credit	Applicable Unused Line Fee Percentage
<50%	0.25%
>50%	0.50%

The Applicable Unused Line Fee Percentage shall be re-determined on the first date of each month by Agent.”

“Fourteenth Amendment Effective Date: means March 18, 2016.”

(c)    Section 3.2.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“3.2.1    Unused Line Fee. Borrower shall pay to Lender a fee equal to the Applicable Unused Line Fee Percentage times the amount by which the Revolver Commitment exceeds the average daily balance of Revolver Loans and stated amount of Letters of Credit during any month. Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.”

(d)    Section 5.6 of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

“5.6    Application of Payments. The ledger balance in (a) the US Dominion Accounts as of the end of each Business Day, and (b) the Canadian Dominion Account as of the end of each Business Day after Lender sends to Borrower an Activation Notice, in each case shall be applied to the Obligations at the beginning of the next Business Day, as applicable. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrower and shall be made available to Borrower as long as no Default or Event of Default exists. Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Lender shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Lender deems advisable.”
(e)    Section 8.1 of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

“8.1    Borrowing Base Certificates. As soon as available but in any event (a) within 3 Business Days after the end of each calendar week for so long as Availability is greater than or equal to the greater of (i) fifteen percent (15%) of the Borrowing Base, or (ii) $1,000,000 or (b) daily following any day on which Availability is less than the greater of (i) fifteen percent (15%) of the Borrowing Base, or (ii) $1,000,000, and continuing until Availability has equaled or exceeded the greater of (x) fifteen percent (15%) of the Borrowing Base, or (y) $1,000,000 for at least 30 consecutive days, Borrower shall deliver to Lender a Borrowing Base Certificate prepared as of the close of business, and at such other times as Lender may request. All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrower and certified by a Senior Officer, provided that Lender may from time to time review and adjust any such calculation (x) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Accounts or otherwise; (y) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (z) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.”

(f)    Section 10.2.2(k) is hereby deleted in its entirety and replaced with the following:

“(k)    Liens securing the New Subordinated Term Debt, provided, that such Liens are subordinated to Lender’s Liens under the Loan Documents pursuant to the New Subordinated Term Debt Intercreditor Agreement.”

(g)    Section 10.2.8 of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

“10.2.8     Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt (exclusive of New Subordinated Term Debt), except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower shall certify to Lender, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); (b) New Subordinated Term Debt, except as set forth in the New Subordinated Term Debt Intercreditor Agreement, or (c) Borrowed Money (exclusive of the Obligations to the extent permitted pursuant to this Agreement and the New Subordinated Term Debt to the extent permitted pursuant to clause (b) immediately preceding) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Lender).”

(h)    Section 11.2.2 of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

“11.2.2     [intentionally deleted];”

ARTICLE III
Consent of Amendment of New Subordinated Term Debt

Section 3.1    Consent.

(a)    Borrower has notified Lender that it has amended the documentation evidencing the New Subordinated Term Debt to increase in the interest rate thereunder, which, without the consent of Lender, would be a violation of Section 10.2.19 of the Loan Agreement.

(b)    Borrower has requested that Lender consent to the amendment of the documentation evidencing the New Subordinated Term Debt to increase the interest rate thereunder, subject to the terms and conditions set forth herein.

(c)    Lender hereby consents to the amendment of the documentation evidencing the New Subordinated Term Debt pursuant to that certain Amendment No. 3, dated as of December 15, 2015, by and between Borrower and Enhanced Credit Supported Loan Fund, LP, a Delaware limited partnership. The consent agreed to herein (i) is strictly limited to the transactions described above, and except as expressly set forth herein, all the other terms, provisions and conditions of each of the Loan Agreement and the New Subordinated Term Debt Intercreditor Agreement shall remain in full force and effect, and (ii) shall not constitute any course of dealing or other basis for altering any obligation of Borrower or any right, privilege or remedy of Lender under the Loan Agreement, the New Subordinated Term Debt Intercreditor Agreement, or any of the other Loan Documents.

ARTICLE IV
Conditions Precedent

Section 4.1    Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender:

(a)    The representations and warranties contained herein and in all other Loan Documents shall be true and correct as of the date hereof as if made on the date hereof;

(b)    No Default or Event of Default shall have occurred and be continuing;

(c)    Lender and Borrower shall have executed this Amendment;

(d)    Each of Lender, Borrower, and Enhanced Credit Supported Loan Fund, LP shall have executed an amendment to the New Subordinated Term Debt Intercreditor Agreement, in form and substance satisfactory to Lender in its sole discretion;

(e)    All corporate proceedings taken in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory to Lender and its legal counsel;

(f)    Lender shall have received evidence satisfactory to Lender, in its sole discretion, that all Debt issued by Borrower to Richard J. Kurtz on or before the date hereof has been paid in full; and

(g)    Lender shall have received reimbursement for its legal fees and expenses as described in Section 6.3 hereof.

ARTICLE V
Ratifications, Representations, and Warranties

Section 5.1    Ratifications by Borrower. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect. The Loan Agreement as amended by this Amendment shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 5.2    Renewal and Extension of Security Interests and Liens. Borrower hereby (i) renews and affirms the liens and security interests created and granted in the Loan Documents, and (ii) agrees that this Amendment shall in no manner affect or impair the liens and security interests securing the Obligations, and that such liens and security interests shall not in any manner be waived, the purposes of this Amendment being to modify the Loan Agreement as herein provided, and to carry forward all liens and security interest securing same, which are acknowledged by Borrower to be valid and subsisting.

Section 5.3    Representations and Warranties. Borrower represents and warrants to Lender that (i) the execution, delivery and performance of this Amendment and any and all Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles or bylaws of Borrower or any agreement to which Borrower is a party, including, without limitation, any documents or agreements evidencing or related to the New Subordinated Term Debt; (ii) the representations and warranties contained in the Loan Agreement as amended hereby and in each of the other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof; (iii) no Default or Event of Default under the Loan Agreement has occurred and is continuing; (iv) no default or event of default has occurred and is continuing in respect of the New Subordinated Term Debt; and (v) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement, as amended hereby.

ARTICLE VI
Miscellaneous

Section 6.1    Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Loan Document, including without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect such representations and warranties or the right of Lender to rely thereon.

Section 6.2    Reference to Loan Agreement. Each of the Loan Documents and the Loan Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

Section 6.3    Expenses of Lender. Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender directly in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender’s legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Lender's legal counsel.

Section 6.4    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 6.5    APPLICABLE LAW. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

Section 6.6    Release of Claims. To induce Lender to enter into this Amendment, Borrower voluntarily, knowingly, and unconditionally releases, acquits, and forever discharges Lender and its prior, current, or future officers, directors, agents, employees, successors, and assigns (collectively, the “Released Parties”), from any and all liabilities, claims, demands, damages, expenses, actions, or causes of action of any kind or nature (if there be any), owned by, through, or under Borrower, whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Person now has or ever had against any of the Released Parties arising under or in connection with any of the Loan Documents or otherwise, including, without limitation, any such liabilities, claims, demands, damages, expenses, actions, or causes of action arising out of or relating to a claim of breach of contract, fraud, lender liability or misconduct, breach of fiduciary duty, usury, unfair bargaining position, unconscionably, violation of law, negligence, error or omission in accounting or calculations, misappropriation of funds, tortious conduct or reckless or willful misconduct. Borrower represents and warrants to Lender that it has not transferred or assigned to any Person any claim that it ever had or claimed to have against Lender.

Section 6.7    Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim, or proceeding arising out of or related to this Amendment.

Section 6.8    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and legal representatives, except that none of the parties hereto other than Lender may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

Section 6.9    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. A facsimile or digital copy of this Amendment shall be deemed to be an original thereof.

Section 6.10    Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower, shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

Section 6.11    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 6.12    Conflicting Provisions. If any provision of the Loan Agreement as amended hereby conflicts with any provision of any other Loan Document, the provision in the Loan Agreement shall control.

Section 6.13    ENTIRE AGREEMENT. THIS AMENDMENT, THE LOAN AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH AND PURSUANT TO THIS AMENDMENT AND THE LOAN AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page blank; signature page follows.]

EXECUTED as of the date first written above.

BANK OF AMERICA, N.A.

By:    /s/ H Michael Wills, SVP
H. Michael Wills, Senior Vice President

LAPOLLA INDUSTRIES, INC.

By:    /s/ Michael T. Adams, EVP
Michael T. Adams, Executive Vice President